UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 28, 2013

VYSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3235 Satellite Blvd., Building 400, Suite 290, Duluth GA	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 965-0383

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition

On June 28, 2013, Vystar Corporation (the “Company”) entered into an LLC Ownership Interest Purchase Agreement (the “Agreement”) with Michael Soo, M.D. (“Seller”), the sole member of Kiron Clinical Sleep Lab, LLC, a North Carolina limited liability company (“Kiron”) to purchase all outstanding membership and ownership interests of Kiron, and on July 1, 2013 completed such purchase (the “Purchase”). Pursuant to the Agreement, the Company:

(a)   Paid $90,000 cash to Seller;

(b)   Issued 636,098 shares of Vystar common stock to Seller; and

(c)   Shall pay two percent (2%) of Kiron’s gross receipts received by the Company after the Closing Date of the Acquisition for a period of five (5) years.

In addition, the Company agreed to pay an additional $60,000 (the “Adjustment Amount”), $10,000 in cash and $50,000 in shares of Vystar common stock, in the event an external audit (the “Audit”) of Kiron’s financials confirms the Company's 2011, 2012 and first six (6) months of 2013 revenue and net income are within two percent (2%) as stated and submitted to Buyer immediately prior to the Closing Date. If the results of the Audit show the revenue and net income figures reported to the Company were not in fact represented accurately within this two percent (2%) variability but were within three percent (3%), then fifty percent (50%) of the Adjustment Amount shall be paid to Seller. If the Audit reveals variability greater than three percent (3%) of these revenue and net income financials, then none of the Adjustment Amount shall be paid to Seller.

At closing, the Company and Seller entered into an Agreement pursuant to which the Seller will provide ongoing services to the Company and Kiron as Medical Director.

Debt Financing

On June 28, 2013, the Company entered into a note subscription agreement (the "NSA") with two investors (the “Investors") pursuant to which the Company agreed to issue to the Investors senior secured convertible promissory notes due June 30, 2018 bearing semi-annual interest at ten percent (10%) (the "Notes") in the principal amount of $200,000. The Notes are convertible into common stock at a price equal to the greater of $0.075 per share and eighty percent (80%) of the volume weighted average 20 day trailing closing price prior to the applicable conversion date. The financing resulted in $200,000 of cash proceeds to the Company.

The Company's obligations under the Notes are secured by a first priority lien on all of the Kiron limited liability corporate membership and ownership interest pursuant to the terms of a security agreement ("Security Agreement") dated July 1, 2013 among the Company and the Investors.

The Company used the proceeds of the Financing to pay the Seller of Kiron the $90,000 due under the Agreement and the remaining $110,000 will be used for general working capital purposes.

The descriptions of the NSA, the Security Agreement, the Notes contained herein do not purport to be complete and are qualified in their entirety by reference to the complete copies of such documents attached as exhibits to the Current Report on Form 8-K on July 2, 2013.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K with respect to the consummation of the Purchaser is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

As described more fully in Item 1.01, on June 28, 2013, the Company issued $200,000 in principal amount of Notes pursuant to the terms of the NSA.

Item 3.02	Unregistered Sales of Equity Securities.

As described more fully in Item 1.01, on June 28, 2013, the Company issued to Investors the Notes currently convertible into 2,666,667 shares of common stock (the "Notes Shares"). The securities were issued in a private placement under Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D under the Securities Act. Each investor represented that it was an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

To the extent required, the Company will file by amendment to this Current Report on Form 8-K the historical financial information provided by this Item 9.01(a) within 71 calendar days of the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

To the extent required, the Company will file by amendment to this Current Report on Form 8-K the pro forma financial information provided by this Item 9.01(b) within 71 calendar days of the date on which this Current Report on Form 8-K is required to be filed.

(c)	Exhibits

Exhibit 10.1	LLC Ownership Interest Purchase Agreement dated June 28, 2013, between Vystar Corporation and Michael Soo, M.D. *

Exhibit 10.2	Note Subscription Agreement dated June 28, 2013 between Vystar and the Investors

Exhibit 10.3	Form of Senior Secured Convertible Promissory Note due June 30, 2018

Exhibit 10.4	Form of Security Agreement dated July 1, 2018

*              Exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of the omitted exhibits and schedules to the Securities and Exchange Commission upon its request. Confidential treatment has been requested as to a portion of this exhibit, which portion has been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

July 2, 2013
	By:	/s/ W. Dean Waters
W. Dean Waters
Chief Financial Officer